     As filed with the Securities and Exchange Commission on July 21, 2000
                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              TALARIAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                      33-0323810
        (State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

                                333 DISTEL CIRCLE
                           LOS ALTOS, CALIFORNIA 94022
          (Address of Principal Executive Offices, including Zip Code)

                             1991 STOCK OPTION PLAN
                           1998 EQUITY INCENTIVE PLAN
                          NON PLAN STOCK OPTION GRANTS
               STOCK OPTION AGREEMENTS GRANTED BY WHITEBARN, INC.
       UNDER THE WHITEBARN, INC. STOCK OPTION PLAN AND THE WHITEBARN, INC.
            2000 EQUITY INCENTIVE PLAN AND ASSUMED BY THE REGISTRANT
                           2000 EQUITY INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                                MICHAEL A. MORGAN
                             CHIEF FINANCIAL OFFICER
                              TALARIAN CORPORATION
                                333 DISTEL CIRCLE
                               LOS ALTOS, CA 94022
                                 (650) 965-8050
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:
                            Laird H. Simons III, Esq.
                             Dorothy L. Hines, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                               Palo Alto, CA 94306

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                     PROPOSED
                                     AMOUNT          MAXIMUM        PROPOSED MAXIMUM    AMOUNT OF
   TITLE OF SECURITIES TO BE          TO BE       OFFERING PRICE       AGGREGATE       REGISTRATION
           REGISTERED              REGISTERED       PER SHARE        OFFERING PRICE       FEE(5)
----------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value     3,941,536(1)   $16.00(2)          $63,064,576.00     $16,649.05

Common Stock, $0.001 par value     2,578,199(3)   $ 2.72(4)          $ 7,012,701.28     $ 1,851.35
----------------------------------------------------------------------------------------------------
            TOTAL                  6,519,536                         $70,077,277.28     $18,500.40
====================================================================================================

(1) Shares available for grant as of July 21, 2000 under the 2000 Equity Incentive Plan and available for issuance under the 2000 Employee Stock Purchase Plan.

(2) Estimated as of July 21, 2000 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

(3) Shares subject to outstanding options as of July 21, 2000 under the 1991 Stock Option Plan, 1998 Equity Incentive Plan, Non-Plan Option Grants, WhiteBarn, Inc. Stock Option Plan, and WhiteBarn, Inc. 2000 Equity Incentive Plan.

(4) Weighed average exercise price for such outstanding options pursuant to Rule 457(h)(1).

(5) Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended. This amount equals .0264% of the proposed maximum aggregate offering price.

                              TALARIAN CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) The Registrant's Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements of the Registrant for the year ended September 30, 1999.

        (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under
               Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Fenwick & West LLP, an investment partnership affiliated with Fenwick & West LLP and one or more partners or employees of Fenwick & West LLP hold an aggregate of 75,000 shares of our common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or the board of directors of a corporation to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the "Securities Act").

        As permitted by the Delaware General Corporation Law, the Registrant's certificate of incorporation provides that its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. As permitted by the Delaware General Corporation Law, the Registrant's bylaws provide that the Registrant shall indemnify its directors and officers to the full extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the full extent permitted by the Delaware General Corporation Law, subject to very limited exceptions.

        In addition, the Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's certificate of incorporation and to provide additional procedural protections in the event of litigation. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

        The limitation of liability and indemnification provisions in Registrant's certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against Registrant's directors for breach of their fiduciary duty and may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit Registrant and its stockholders. Furthermore, the investment of Registrant's stockholders may be adversely affected to the extent that Registrant pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by Registrant is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

        The Registrant has also obtained directors' and officers' insurance to cover its directors and officers for specific liabilities, including public securities matters.

        The Underwriting Agreement relating to the Registrant's initial public offering, effected pursuant to a registration statement on Form S-1 (File No. 333-34694), declared effective July 20, 2000 (the "Form S-1"), provides for indemnification by the underwriters of the Registrant and its executive officers and directors for certain liabilities, including liabilities arising under the Securities Act, in connection with matters specifically provided in writing by the Underwriters for inclusion in the Registration Statement.

        See also the undertakings set out in response to Item 9.

        Reference is made to the following documents regarding relevant indemnification provisions described above:

                                    DOCUMENT

1.      Form of Underwriting Agreement (incorporated by reference to Exhibit
        1.01 to Registrant's Form S-1).

2. Registrant's First Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.03 to Registrant's Form S-1).

3. Registrant's Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.04 to Registrant's Form S-1).

4. Registrant's Bylaws as adopted April 3, 2000 and amended May 12, 2000 (incorporated by reference to Exhibit 3.05 to the Form S-1).

5. Form of Indemnity Agreement (incorporated by reference to Exhibit 10.01 to the Form S-1).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.


        4.01 Registrant's First Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on May 26, 2000 (incorporated herein by reference to Exhibit 3.03 of the Form S-1).

        4.02 Registrant's Certificate of Designation of Preferred Stock, as filed with the Secretary of State of Delaware on May 31, 2000 (incorporated herein by reference to Exhibit 3.06 of the Form S-1).

        4.03 Form of Registrant's Certificate of Retirement of preferred stock to be effective after the closing of Registrant's initial public offering (incorporated herein by reference to Exhibit 3.07 of the Form S-1).

        4.04 Form of Registrant's Second Amended and Restated Certificate of Incorporation to be effective after the closing of Registrant's initial public offering (incorporated herein by reference to Exhibit 3.04 of the Form S-1).

        4.05 Registrant's Bylaws as adopted April 3, 2000 and amended May 12, 2000 (incorporated by reference to Exhibit 3.05 of the Form S-1).

        4.06 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.01 of the Form S-1).

        4.07 Amended and Restated Investors Rights Agreement dated February 3, 2000, as amended March 10, 2000 between Registrant and certain stockholders and warrant holders named therein (incorporated herein by reference to Exhibit 4.02 of the Form S-1).

        4.08 Registrant's 1991 Stock Option Plan and related documents (incorporated herein by reference to Exhibit 10.02 of the Form S-1).

        4.09 Registrant's 1998 Equity Incentive Plan and related documents (incorporated herein by reference to Exhibit 10.03 of the Form S-1).

        4.10 Form of Stock Option Agreement granted by WhiteBarn, Inc. under the WhiteBarn, Inc. Stock Option Plan and assumed by Registrant (incorporated herein by reference to Exhibit 10.06 of the Form S-1).

        4.11 Form of Stock Option Agreement granted by WhiteBarn, Inc. under the White Barn, Inc. 2000 Equity Incentive Plan and assumed by Registrant (incorporated herein by reference to Exhibit 10.07 of the Form S-1).

        4.12 Registrant's 2000 Equity Incentive Plan and related documents (incorporated herein by reference to Exhibit 10.05 of the Form S-1).

        4.13 Registrant's 2000 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.04 of the Form S-1).

        4.14 Form of Option Acceleration Agreement between Registrant and each executive officer (incorporated herein by reference to Exhibit
               10.10 of the Form S-1).

        5.01   Opinion of Fenwick & West LLP.

        23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).

        23.02  Consent of KPMG LLP, independent auditors (Talarian).

        23.03  Consent of KPMG LLP, independent auditors (GlobalCast).

        23.04  Consent of KPMG LLP, independent auditors (WhiteBarn).

        24.01  Power of Attorney (see page 6).

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

               provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 6 -- Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on this 20th day of July, 2000.

                              TALARIAN CORPORATION


                              By:  /s/ Michael A. Morgan
                                  ----------------------------------------------
                                  Michael A. Morgan, Vice President, Finance and Administration and Chief Financial Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Paul A. Larson, Michael A. Morgan and Thomas J. Laffey, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                               Title                         Date
             ---------                               -----                         ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ Paul A. Larson                    President, Chief Executive Officer    July 20, 2000
-----------------------------         and Director
Paul A. Larson


PRINCIPAL FINANCIAL OFFICER
AND PRINCIPAL ACCOUNTING OFFICER:


/s/ Michael A. Morgan                 Vice President, Finance and           July 20, 2000
-----------------------------         Administration and Chief Financial
Michael A. Morgan                     Officer


ADDITIONAL DIRECTORS:

/s/ Thomas J. Laffey                  Vice President, Chief Technology      July 20, 2000
-----------------------------         Officer, Secretary and Director
Thomas J. Laffey


                                      Director                              July __, 2000
-----------------------------
Paul D. Callahan


                                      Director                              July __, 2000
-----------------------------
David I. Kaplan


/s/ David E. Gold                     Director                              July 20, 2000
-----------------------------
David E. Gold


/s/ Brian T. Horey                    Director                              July 20, 2000
-----------------------------
Brian T. Horey


/s/ Richard A. Nortz                  Director                              July 19, 2000
-----------------------------
Richard A. Nortz

                                        EXHIBIT INDEX

Exhibit No.          Description
-----------          -----------
4.01                 Registrant's First Amended and Restated Certificate of
                     Incorporation, as filed with the Secretary of State of
                     Delaware on May 26, 2000 (incorporated herein by reference to Exhibit 3.03 of the Form S-1).

4.02 Registrant's Certificate of Designation of Preferred Stock, as filed with the Secretary of State of Delaware on May 31, 2000 (incorporated herein by reference to Exhibit 3.06 of the Form S-1).

4.03 Form of Registrant's Certificate of Retirement of preferred stock to be effective after the closing of Registrant's initial public offering (incorporated herein by reference to Exhibit 3.07 of the Form S-1).

4.04                 Form of Registrant's Second Amended and Restated
                     Certificate of Incorporation to be effective after the closing of Registrant's initial public offering
                     (incorporated herein by reference to Exhibit 3.04 of the Form S-1).

4.05                 Registrant's Bylaws as adopted April 3, 2000 and amended
                     May 12, 2000 (incorporated by reference to Exhibit 3.05 of the Form S-1).

4.06 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.01 of the Form S-1).

4.07                 Amended and Restated Investors Rights Agreement dated
                     February 3, 2000, as amended March 10, 2000 between
                     Registrant and certain stockholders and warrant holders named therein (incorporated herein by reference to Exhibit
                     4.02 of the Form S-1).

4.08                 Registrant's 1991 Stock Option Plan and related documents
                     (incorporated herein by reference to Exhibit 10.02 of the Form S-1).

4.09 Registrant's 1998 Equity Incentive Plan and related documents (incorporated herein by reference to Exhibit
                     10.03 of the Form S-1).

4.10                 Form of Stock Option Agreement granted by WhiteBarn, Inc.
                     under the WhiteBarn, Inc. Stock Option Plan and assumed by Registrant (incorporated herein by reference to Exhibit
                     10.06 of the Form S-1).

4.11                 Form of Stock Option Agreement granted by WhiteBarn, Inc.
                     under the White Barn, Inc. 2000 Equity Incentive Plan and assumed by Registrant (incorporated herein by reference to Exhibit 10.07 of the Form S-1).

4.12 Registrant's 2000 Equity Incentive Plan and related documents (incorporated herein by reference to Exhibit
                     10.05 of the Form S-1).

4.13                 Registrant's 2000 Employee Stock Purchase Plan
                     (incorporated herein by reference to Exhibit 10.04 of the Form S-1).

4.14 Form of Option Acceleration Agreement between Registrant and each executive officer (incorporated herein by reference to Exhibit 10.10 of the Form S-1).

5.01                 Opinion of Fenwick & West LLP.

23.01                Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02                Consent of KPMG LLP, independent auditors (Talarian).

23.03                Consent of KPMG LLP, independent auditors (GlobalCast).

23.04                Consent of KPMG LLP, independent auditors (WhiteBarn).

24.01                Power of Attorney (see page 6).